Exhibit 10.3
LEGACY BANCORP, INC.
2010 CEO INDUCEMENT PLAN
PERFORMANCE SHARES AWARD AGREEMENT

Participant’s Name:	Patrick J. Sullivan
          Pursuant to that certain Employment Agreement (the “Employment Agreement”) dated February 26, 2010 and effective as of April 1, 2010 between you, Legacy Bancorp, Inc. (the “Holding Company”) and Legacy Banks, you have been granted a potential award (“Award”) of shares of Legacy Bancorp, Inc. performance based restricted common stock (“Common Stock”) at no cost to you subject to the terms and conditions of this Performance Shares Award Agreement (the “Agreement”).

Number of Shares Subject to the Stock Award:	20,000 shares of Common Stock (Target Award)

40,000 shares of Common Stock (Maximum Award Potential)

Date of Grant:	May 17, 2010

Term of Stock Award and Vesting Schedule:	Subject to other provisions of this Agreement, the actual Award (“Actual Award”) shall be determined and shall vest as follows:

The Award shall be based upon a multiple derived from the ranking of a financial performance metric within a “Peer Group”. The Peer Group shall be determined using the SNL database consisting of all bank and thrift institutions whose stock is traded on the NYSE, NASDAQ, or Amex exchanges in the New England and Mid Atlantic regions with total assets ranging between $500 million to $2 billion. The financial performance metric shall be the Peer Group year-end return on average equity (ROAE).

The Actual Award shall be shares of Common Stock determined by a multiple applied to the Target Award based on ROAE achieved in 2012 relative to the Peer Group.

If the ROAE for 2012 is below the 40th percentile of the Peer Group, the Target Award shall be multiplied by zero, resulting in an Actual Award of zero shares of Common Stock.

If the ROAE for 2012 is within the 40th to the 59th percentile of the Peer Group, the Target Award shall be multiplied by .5, resulting in an Actual Award of 10,000 shares of Common Stock.

If the ROAE for 2012 is within the 60th to the 79th percentile of the Peer Group, the Target Award shall be multiplied by 1.0, resulting in an Actual Award of 20,000 shares of Common Stock.

If the ROAE for 2012 is within the 80th to the 89th percentile of the Peer Group, the Target Award shall be multiplied by 1.5 multiplied, resulting in an Actual Award of 30,000 shares of Common Stock.

If the ROAE for 2012 is within the 90th to and including the 100th percentile of the Peer Group, the Target Award shall be multiplied by 2.0, resulting in an Actual Award of 40,000 shares of Common Stock (the “Maximum Award Potential”).

The Actual Award shall vest 50% on the date which is two and one-half months following the end of the 2012 calendar year (or March 15, 2013).

The remaining 50% of the Actual Award may vest on March 15, 2014 subject to the ROAE for 2013 being not less than 90% of the ROAE achieved in 2012 upon which the initial vesting was based. Notwithstanding the foregoing, the entire Award shall be forfeited and refundable if at any time it is discovered that Participant participated in a misstatement of earnings or fraudulent activities.

Except as provided below, an installment shall not vest on the otherwise applicable vesting date if you terminate employment with Legacy Bancorp, Inc. or an Affiliate prior to such vesting date.

Change of Control:	In the event of a Change of Control (as defined in Section 7 of the Employment Agreement) at any time after the Participant/Executive’s first year of employment, all options shall vest as follows:

(i) On or after the first year of employment but prior to the completion of the second year of employment, upon the event of a Change of Control, the Actual Award shall vest at 33%.

For example, if the ROAE for 2010 is below the 40th percentile of the Peer Group, the Target Award shall be multiplied by zero, resulting in an Actual Award of zero shares of Common Stock.

For example, if the ROAE for 2010 is within the 40th to the 59th percentile of the Peer Group, the Target Award shall be multiplied by .5, resulting in an Actual Award of 10,000 shares of Common Stock, which then shall vest under a Change of Control at 33% or 3,333 shares.

For example, if the ROAE for 2010 is within the 60th to the 79th percentile of the Peer Group, the Target Award shall be multiplied by 1.0, resulting in an Actual Award of 20,000 shares of Common Stock, which then shall vest under a Change of Control at 33% or 6,666 shares.

For example, if the ROAE for 2010 is within the 80th to the 89th percentile of the Peer Group, the Target Award shall be multiplied by 1.5 multiplied, resulting in an Actual Award of 30,000 shares of Common Stock, which then shall vest under a Change of Control at 33% or 10,000 shares.

.	For example, if the ROAE for 2010 is within the 90th to and including the 100th percentile of the Peer Group, the Target Award shall be multiplied by 2.0, resulting in an Actual Award of 40,000 shares of Common Stock (the “Maximum Award Potential”), which then shall vest under a Change of Control at 33% or 13,333 shares.

(ii) On or after the second year of employment, but prior to the completion of the third year of employment, upon the event of a Change of Control, the Actual Award shall vest at 66%.

For example, if the ROAE for 2011 is below the 40th percentile of the Peer Group, the Target Award shall be multiplied by zero, resulting in an Actual Award of zero shares of Common Stock.

For example, if the ROAE for 2011 is within the 40th to the 59th percentile of the Peer Group, the Target Award shall be multiplied by .5, resulting in an Actual Award of 10,000 shares of Common Stock, which then shall vest under a Change of Control at 66% or 6,666 shares.

For example, if the ROAE for 2011 is within the 60th to the 79th percentile of the Peer Group, the Target Award shall be multiplied by 1.0, resulting in an Actual Award of 20,000 shares of Common Stock, which then shall vest under a Change of Control at 66% or 13,200 shares.

For example, if the ROAE for 2011 is within the 80th to the 89th percentile of the Peer Group, the Target Award shall be multiplied by 1.5 multiplied, resulting in an Actual Award of 30,000 shares of Common Stock, which then shall vest under a Change of Control at 66% or 20,000 shares.

.	For example, if the ROAE for 2011 is within the 90th to and including the 100th percentile of the Peer Group, the Target Award shall be multiplied by 2.0, resulting in an Actual Award of 40,000 shares of Common Stock (the “Maximum Award Potential”), which then shall vest under a Change of Control at 66% or 26,400 shares.

(iii) On or after the third year of employment, upon the event of a Change of Control, the Actual Award shall vest at 100%.

If the ROAE for 2012 is below the 40th percentile of the Peer Group, the Target Award shall be multiplied by zero, resulting in an Actual Award of zero shares of Common Stock.

If the ROAE for 2012 is within the 40th to the 59th percentile of the Peer Group, the Target Award shall be multiplied by .5, resulting in an Actual Award of 10,000 shares of Common Stock.

If the ROAE for 2012 is within the 60th to the 79th percentile of the Peer Group, the Target Award shall be multiplied by 1.0, resulting in an Actual Award of 20,000 shares of Common Stock.

If the ROAE for 2012 is within the 80th to the 89th percentile of the Peer Group, the Target Award shall be multiplied by 1.5 multiplied, resulting in an Actual Award of 30,000 shares of Common Stock.

If the ROAE for 2012 is within the 90th to and including the 100th percentile of the Peer Group, the Target Award shall be multiplied by 2.0, resulting in an Actual Award of 40,000 shares of Common Stock (the “Maximum Award Potential”).

Effect of Termination of Employment because of:

(a) Termination for Cause:	In the event you are terminated for Cause, all your rights to this Award will expire immediately as of the effective date of your termination for Cause.

(b) Retirement:	Unless otherwise determined by the Compensation Committee (the “Committee”), upon your Retirement, you will forfeit any rights to all unvested shares of Company Common Stock subject to this Award.

(c) Other reasons:	Unless otherwise determined by the Committee, all unvested shares subject to this Stock Award are forfeited as of your termination date and any rights you have to this Award become null and void.

Designation of Beneficiary:	You may designate a beneficiary on a form acceptable to the Committee, to receive rights under this Agreement, in the event of your death. If a beneficiary is not designated, the Award will become part of your estate.

Tax Withholding:	Upon payment of a Award, the Committee is entitled to require as a condition of delivery (i) that you remit an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to you or from shares of Common Stock due to you, or (iii) any combination of the foregoing. Any withholding shall comply with Rule 16b-3 or any amendments or successive rule.

Employment Agreement Governs:	Notwithstanding anything in this Agreement to the contrary, the terms of this Award shall be subject to the terms and conditions of the Employment Agreement. Any capitalized terms shall have the meaning given to such terms in the Employment Agreement.

This Agreement shall not create any right on the part of any individual to continue in the employ or service of Legacy Bancorp, Inc. or any Affiliates of Legacy Bancorp, Inc.

Non-Transferability:	You shall not sell, transfer, assign, pledge or otherwise encumber shares subject to this Award until full vesting of such shares has occurred.

Unless determined otherwise by the Committee and except in the event of your death or pursuant to a domestic relations order, this Award is not transferable and may only be earned by you in your lifetime. Upon your death, this Award is transferable by will or the laws of descent and distribution.

Modification and Amendment:	The Committee may amend or modify this Award from time to time, prospectively or retroactively; provided, however, that no such amendment or modification will adversely affect your rights under this Award without your written consent.
          The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or the Committee thereof, in regards to this Agreement are final and conclusive.

          IN WITNESS WHEREOF, Legacy Bancorp, Inc. has caused this Performance Shares Stock Award Agreement to be executed, and said Participant has hereunto set his hand, as of the 17th day of May, 2010.

LEGACY BANCORP, INC.
By:	/s/ J. Williar Dunlaevy
For the Committee Administering the Plan

PARTICIPANT
/s/ Patrick J. Sullivan
Patrick J. Sullivan